Exhibit 10.20

Exhibit A

FIFTH AMENDMENT

OF THE

SKY FINANCIAL GROUP, INC. NON-QUALIFIED RETIREMENT PLAN

(As Amended and Restated Effective January 1, 1999)

WHEREAS, Sky Financial Group, Inc. (the “Company”) maintains the Sky Financial Group, Inc. Non-Qualified Retirement Plan (the “Plan”) for a select group of its management and highly compensated employees;

WHEREAS, the Company has delegated authority to amend the Plan to the Sky Financial Group, Inc. Benefit Plans Committee (the “Committee”), and the Committee has determined that amendment of the Plan is necessary and desirable.

NOW, THEREFORE, pursuant to the power reserved to the Committee by Section 8.1 of the Plan, and by virtue of the authority delegated to the undersigned by resolution of the Committee, the Plan, as previously amended, be and is hereby amended further, in the following particulars:

1. By substituting “2.1” for “3.1” and “2.2” for “3.2” in the first sentence of Section 2.3 of the Plan, effective as of January 1, 1999.

2. By deleting the last sentence of the first paragraph of Section 2.3 of the Plan, effective as of November 13, 2002.

3. By adding the following sentence to Section 6.2 of the Plan, immediately after the second sentence thereof, effective as of July 1, 2002:

“A Participant may also make a one-time election on or after his or her Employment Termination to change the manner in which his or her Account will be distributed in accordance with the procedures established by the Committee.”

*        *        *

IN WITNESS WHEREOF, the undersigned Committee member has executed this Plan amendment on behalf of the Committee, this 13th day of November, 2002.

SKY FINANCIAL GROUP, INC. BENEFIT PLANS COMMITTEE

By:
A Member of the Committee